EXHIBIT 10.6
(English Translation)

Gas supply pipeline construction contract

Party A: Dalian LuBo Real Estate Development Co.,Ltd.
Party B: Tianjin Sing Ocean Public Utility Development Co.,Ltd.

1.  Project Profile:

1.1 Project name: gas supply for Lubo residential district

1.2 Project location: the south side stadium

1.3 Project scope: pipeline work, household access and ignition

1.4 Total project services package: 290 household, RMB2000 per household

1.5 Contract price: RMB580,000

2.  Governing Law

Contract law of PRC

3.  Party A’s obligation

3.1 Party A is responsible for fire resistance application and related expenses from fire departments and public security.

3.2 Party A is responsible for all related in-site transportation road work to meet construction need.

3.3 Party A is responsible for handling water, electricity, sewage, heat before construction. Ensure its accessibility and pay all related expenses.

3.4 Party A is responsible for proving temporary accommodation for construction workers, water, and electricity for construction purpose. Party B shall pay for such costs.

3.5 Party A must grant to Party A the exclusivity of the project under this contract.

4.  Party B’s obligation

4.1 Party B is responsible to commission a qualified authority for project survey and project design.

4.2 Party B must construct in compliance with drawing. And the Party A shall give necessary assistance, to avoid the damage of surrounding building and underground pipeline. If such damage occurs, the Party B is binding.

4.3 The quality of all equipments and construction material used shall comply with the design standard.

4.4 Construction shall be subject to the supervision of the Party A and supervisor.

4.5 Party B is responsible to organize commissioning after the completion of construction, and shall inform the Party A 48 hours before the commissioning. The Party A shall provide the necessary conditions for commissioning.

4.6 The Party B shall maintain the site clean during the construction period, in compliance with the construction standard and Party A’s requests.

5.  Payments for the project

The Party A shall pay for the project in accordance with the completion of the actual project after the signing of the contract.

6.  Gas supply

6.1 The Party A grants lifelong gas supply right to the Party B. The Party B is responsible for gas supply, management, maintenance, services, benefit and bear all the rights and obligations independently.

6.2 The Party B shall ensure safe operation, stable pressure, uninterrupted gas supply.

6.3 The Party B shall establish capable Q/C systems and strictly carry out the job responsibility system

6.4 The Party B shall manage to arrange the devices maintenance at night to avoid the gas usage peak and must give advance notice when it might affect the lives of the residents.

7.  Construction commence time

The project plans to commence on Aug 10, 2007, and complete on Sept 20, 2007

8.     Dispute

In the event of any dispute between the parties during the execution of the Contract, both parties shall work to solve it via friendly negotiations. If the dispute is not settled, the parties may submit the dispute to local arbitration committee for arbitration

9.     Breach
The breaking party shall completely remedy the violation and pay liquidated damages.